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EXHIBIT 21  LIST OF SUBSIDIARIES OF REGISTRANT



                  Ryland Mortgage Company (an Ohio Corporation)

                M.J. Brock & Sons, Inc. (a Delaware Corporation)

               LPS Holdings Corporation (a Maryland Corporation)